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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE                      Contact: Henry D. Herr
                                                    Executive Vice President and
                                                    Chief Financial Officer
                                                    (615) 665-1122


                 AMERICAN HEALTHWAYS TO BROADCAST THIRD QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET


NASHVILLE, Tenn. (June 14, 2001) - American Healthways, Inc. (Nasdaq/NM: AMHC) today announced it will provide an online Web simulcast and rebroadcast of its fiscal 2001 third quarter earnings release conference call. The Company intends to issue its third quarter earnings release at approximately 1:00 p.m. EDT and the call is scheduled to begin at 4:15 p.m. EDT on June 21, 2001.

         The live broadcast of American Healthways, Inc.'s quarterly conference call will be available online by going to www.americanhealthways.com and clicking on the link to Investor Relations and at www.streetevents.com. The online replay will be available shortly after the call at www.americanhealthways.com and www.streetevents.com through July 21, 2001. A telephone replay of the call will also be available through June 27, 2001 at 719-457-0820, confirmation number 663019.

ABOUT AMERICAN HEALTHWAYS

         Nashville-based American Healthways (www.americanhealthways.com) is the nation's leading provider of specialized, comprehensive care enhancement services to health plans, physicians and hospitals. Through its product lines - DIABETES HEALTHWAYS(SM), CARDIAC HEALTHWAYS(SM), RESPIRATORY HEALTHWAYS(SM) AND MYHEALTHWAYS(SM) - the Company provides care enhancement programs to health plans with members in all 50 states, the District of Columbia and Puerto Rico. The Company has contracts to serve more than 385,000 health plan equivalent lives. American Healthways also operates diabetes management programs in hospitals nationwide.

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